#94951935v1 EXHIBIT 10.1 EXECUTIVE EMPLOYMENT AGREEMENT THIS EXECUTIVE EMPLOYMENT AGREEMENT (together with all exhibits hereto, this “Agreement”) is hereby entered into as of February 25, 2025 (the “Effective Date”), by and between Arbutus Biopharma, Inc. (the “Company”), and Lindsay Androski (“Executive”) (hereinafter collectively referred to as the “Parties”). RECITALS WHEREAS, the Company desires to employ Executive on the terms and conditions set forth in this Agreement; WHEREAS, Executive desires to be in the employ of the Company, and is willing to accept such employment on the terms and conditions set forth in this Agreement; and WHEREAS, this Agreement supersedes any and all prior and contemporaneous oral or written employment agreements or arrangements between Executive and the Company or any predecessor thereof. NOW, THEREFORE, in consideration of the respective agreements of the Parties contained herein, it is agreed as follows: 1. Employment Period; “At-Will” Employment (a) The term of Executive’s employment under this Agreement shall commence on the Effective Date and shall continue until Executive’s employment with the Company is terminated in accordance with Section 44 (the “Employment Period”). (b) Executive’s employment with the Company hereunder is “at-will,” such that each of Executive and the Company has the right to terminate Executive’s employment hereunder at any time and for any reason, with or without advance notice, subject to Section 4 hereof. 2. Position and Duties; Location (a) During the Employment Period, Executive shall be employed as Chief Executive Officer of the Company and shall report directly to the Board of Directors of the Company (the “Board”). Executive shall have such duties and responsibilities as are commensurate with Executive’s position, as may be assigned to Executive from time to time by the Board. (b) Executive shall devote all of Executive’s professional time and attention (other than with respect to Executive’s work with Roivant Sciences, Inc. and Genevant Sciences, Inc.) and best efforts to the performance of Executive’s duties hereunder and shall

2 #94951935v1 not engage in any other business, profession or occupation, whether paid or unpaid, that would conflict with the performance of Executive’s services hereunder either directly or indirectly. During the Employment Period, Executive shall not be permitted to serve on the board of directors of any entity or organization without the prior written consent of the General Counsel of the Company (or their designee); provided that (i) Executive may serve on the board of directors of charitable organizations without such prior written consent so long as such board service does not conflict or interfere with the performance of Executive’s duties hereunder, and (ii) it is agreed that Executive may continue to serve on the board of directors of Eloxx Pharmaceuticals provided Executive complies with Company policies and Executive’s obligations as set forth in this Agreement. Notwithstanding anything to the contrary herein, Executive shall not engage in any activities that constitute a conflict of interest with the interests of the Company or its direct or indirect subsidiaries and affiliates (collectively, the “Company Group”). (c) During the Employment Period, Executive’s principal place of employment shall be Washington, D.C.; provided that Executive acknowledges that Executive’s duties and responsibilities shall require Executive to periodically travel on business to the extent necessary to fully perform Executive’s duties and responsibilities hereunder. (d) Executive shall be subject to and shall abide by each of the Company Group’s personnel policies applicable to Executive, including but not limited to any code of conduct, any insider trading policy, any policy restricting pledging and hedging investments in equity securities of any member of the Company Group, any share ownership policy or commitment and any policy regarding the recoupment of compensation that the Company Group may adopt from time to time or that may otherwise be required under any applicable law or applicable listing rules. This Section 2(d) shall survive the termination of the Employment Period. 3. Compensation and Benefits (a) During the Employment Period, Executive shall receive an annual base salary of $515,000 (“Base Salary”). The Base Salary shall be payable in accordance with the Company’s regular payroll practices as in effect from time to time. During the Employment Period, the Base Salary will be reviewed annually by, and is subject to adjustment at the discretion of, the Board (or an applicable committee thereof). (b) For each fiscal year of the Company ending during the Employment Period, Executive shall be eligible to receive a discretionary annual performance bonus (the “Annual Bonus”). Executive’s target Annual Bonus shall be equal to 45% of Executive’s Base Salary in effect for the applicable fiscal year (the “Target Bonus”). The actual amount of the Annual Bonus for any fiscal year, if any, shall be subject to an assessment, in the sole discretion of the Board (or an applicable committee thereof), of Executive’s performance as well as business conditions at the Company, and shall be pro-rated for the number of days Executive was employed with the Company during the applicable fiscal year. In order to receive an Annual Bonus for any fiscal year, Executive must remain employed by the Company through the applicable payment date of such Annual Bonus.

3 #94951935v1 (c) Executive shall be entitled to receive an initial grant of a number of stock options relating to common shares of Arbutus Biopharma Corporation that will have an aggregate estimated cash value as of the grant date of approximately $750,000 (the “Initial Grant”) under the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan and or any other similar equity incentive plan (the “Equity Plan”). The Initial Grant will be subject to the terms of the Equity Plan and the applicable grant notice and award agreement thereunder. Thereafter, during the Employment Period, Executive may be eligible to receive discretionary periodic or annual equity incentive grants under the Equity Plan based upon Executive’s performance as well as business conditions at the Company, as determined in the sole discretion of the Board (or an applicable committee thereof). (d) During the Employment Period, Executive shall be eligible to participate in the employee benefit plans and programs made available by the Company to similarly situated full-time employees of the Company from time to time, subject to and in accordance with the terms of such plans or programs (including with respect to eligibility requirements and enrollment criteria) in effect from time to time. The Company reserves the right to change or rescind its benefit plans and programs and alter employee contribution levels from time to time at its discretion. (e) During the Employment Period, Executive shall be entitled to vacation and sick leave in accordance with, and subject to the terms of, the Company’s vacation and sick leave policies and programs, as may be amended from time to time. (f) The Company shall reimburse Executive for reasonable travel and other business-related expenses incurred by Executive in the fulfillment of Executive’s duties hereunder; provided, in each case, that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company from time to time. Any such reimbursement of expenses shall be made by the Company as soon as practicable following receipt of supporting documentation reasonably satisfactory to the Company (but in any event not later than the close of Executive’s taxable year following the taxable year in which the expense is incurred). 4. Termination of Employment (a) The Employment Period and Executive’s employment under this Agreement shall be terminated in accordance with this Section 4: (i) immediately upon Executive’s death or Disability (as defined below); (ii) by the Company at any time for Cause (as defined below) or, upon at least thirty (30) days’ prior written notice, without Cause; (iii) voluntarily by Executive without Good Reason (as defined below) upon at least ninety (90) days’ prior written notice (provided that, at any time after Executive has provided such written notice to the Company, the Company may, in its sole discretion, elect to terminate Executive’s employment hereunder at any time prior to the end of such 90-day period, in which case, and notwithstanding anything to the contrary in this Agreement or otherwise, Executive shall thereupon only be entitled to receive the Accrued Obligations (as defined below) and such termination of employment will not constitute a termination of employment without Cause or otherwise entitle Executive to any Severance Benefits (as

4 #94951935v1 defined below)); or (iv) by Executive for Good Reason. The effective date of the termination of Executive’s employment hereunder is referred to herein as the “Termination Date”. (b) In the event of a termination of Executive’s employment for any reason, Executive (or Executive’s beneficiaries, as the case may be) shall be entitled to receive (i) Executive’s accrued but unpaid Base Salary through the Termination Date, (ii) reimbursement for any unreimbursed business expenses that are reimbursable in accordance with Section 3(f), subject to the Company’s requirements with respect to reporting and documentation of such expenses and (iii) any other vested amount or benefit, if any, that is expressly provided for pursuant to the terms of any employee benefit plan or program in which Executive participates (the amounts described in clauses (i) through (iii), collectively, the “Accrued Obligations”). (c) In addition to the Accrued Obligations, subject to the terms of Section 4(e), in the event of Executive’s (i) termination of employment by the Company without Cause (other than due to death or Disability) or (ii) resignation by Executive for Good Reason, Executive shall be entitled to receive (A) continued payment of Executive’s then-current Base Salary for a period of six (6) months following the Termination Date (the “Severance Period”), payable in accordance with the Company’s customary payroll practices; and (B) monthly reimbursement of the COBRA premiums for continued group health and dental plan coverage in which Executive was enrolled as of immediately prior to the Termination Date, less active employee rates (which will be payable by Executive), during the Severance Period (or, if earlier, until the date Executive becomes eligible to be covered under a subsequent employer’s group health insurance plan (the amounts described in clauses (A) through (C), collectively, the “Severance Benefits”). Executive agrees to provide the Company with written notice of Executive’s eligibility to be covered under a subsequent employer’s group health insurance plan no later than five (5) business days after Executive becomes eligible for such coverage. (d) Notwithstanding anything to the contrary herein, the Severance Benefits shall be provided to Executive only if (i) Executive has executed and delivered to the Company a waiver and general release of claims, in a form to be provided promptly by the Company following the Termination Date (the “Release”), which such Release must be executed, delivered and be irrevocable within sixty (60) days after the Termination Date, (ii) Executive has not revoked or breached the provisions of such Release and (iii) Executive has not violated the terms of the NDIA (as defined below) or any of Executive’s other restrictive covenant obligations set forth in any agreement or arrangement with any member of the Company Group. Notwithstanding anything to the contrary herein, any payment of the Severance Benefits under Sections 4(c)(A) that are scheduled to occur during the first sixty (60) days following the Termination Date shall not be paid until the first regularly scheduled payroll date following such period and shall include payment of any amount that was otherwise scheduled to be paid prior thereto. If the period during which Executive may execute or revoke the Release spans two taxable years of Executive, the Severance Benefits shall in all events be paid to Executive in the second such taxable year, and any Severance Benefits that otherwise would have been payable during the first taxable year shall be paid in a lump sum in the first calendar month of the second taxable year.

5 #94951935v1 (e) Executive acknowledges and agrees that the Company has no obligation to pay Executive any severance, except as expressly provided herein or as may otherwise be approved by the Company, and only to the extent Executive complies with the express contractual conditions hereof. (f) For purposes of this Agreement, the following terms shall have the following meanings: (i) “Cause” shall mean Executive’s: (A) conviction of, or plea of guilty or no contest to, any (x) felony or (y) any other crime involving moral turpitude or dishonesty; (B) participation in fraud, embezzlement, misappropriation or theft against any member of the Company Group; (C) material breach of this Agreement or any other agreement between Executive and any member of the Company Group that has not been cured (if curable) within thirty (30) days after receiving written notice of such breach; (D) engagement in any conduct or act of gross negligence that causes, or is reasonably likely to cause, material damage to any member of the Company Group monetarily or otherwise (including, with respect to the reputation, business or business relationships of any member of the Company Group); (E) material failure to comply with the code of conduct or other material policies of any member of the Company Group; (F) violation of any law, rule or regulation relating in any way to the business or activities of the Company Group, or any other law, rule or regulation that results in Executive’s arrest, censure or regulatory suspension or disqualification, including, without limitation, the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335(a), or any similar legislation applicable in the United States or in any other country where the Company intends to develop its activities; or (G) willful failure to substantially perform Executive’s duties hereunder (other than as a result of Disability) that has not been cured (if curable) within thirty (30) days after receiving written notice from the Company. (ii) “Disability” shall have the meaning assigned to such term in the Equity Plan. (iii) “Good Reason” shall mean the occurrence of any of the following events without Executive’s consent: (A) a material reduction in Executive’s Base Salary (provided, however, that if such reduction occurs in connection with a Company-wide decrease in the compensation of similarly situated employees of the Company, such reduction shall not constitute Good Reason if it is a reduction of a proportionally like percentage affecting all such similarly situated employees not to exceed ten percent (10%)); (B) a material reduction of Executive’s authority, duties or responsibilities, as compared to Executive’s authority, duties or responsibilities immediately prior to such reduction; or (C) a relocation of Executive to a primary office location more than fifty (50) miles from Executive’s primary company office location as of the Effective Date (provided that Executive being permitted to work remotely shall not constitute Good Reason); provided that, in each case Executive (1) gives the Company written notice of Executive’s intent to terminate employment for Good Reason within thirty (30) days following the first occurrence of the conditions that Executive believes constitute Good Reason,

6 #94951935v1 (2) the Company fails to remedy such conditions within thirty (30) days following receipt of the written notice from Executive and (3) Executive voluntarily terminates employment within thirty (30) days following the expiration of such cure period. 5. Nondisclosure and Restrictive Covenants. Executive agrees to be bound by the terms and conditions of the Employee Non-Disclosure, Invention Assignment and Restrictive Covenant Agreement (the “NDIA”) to be entered into between the Company and Executive. The terms of the NDIA are incorporated herein by reference and deemed to be a part of this Agreement. This Section 5 (and the NDIA) shall survive the termination of the Employment Period. In the event Executive fails to execute and return the NDIA to the Company within thirty (30) days following the Effective Date, then the Company may, in its discretion, terminate this Agreement, which shall constitute a termination of Executive’s employment for Cause for all purposes of this Agreement (including for purposes of the Initial Grant). 6. Executive’s Cooperation. During the Employment Period and thereafter, Executive shall cooperate in good faith with the Company in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments). The Company will reimburse Executive for any reasonable, out-of-pocket travel, lodging and meal expenses incurred in connection with Executive’s performance of obligations pursuant to this Section 6 for which Executive has obtained prior written approval from the Company. This Section 6 shall survive the termination of the Employment Period. 7. Executive’s Representations. Executive hereby represents and warrants to the Company that (i) Executive’s execution and delivery of this Agreement and the performance by Executive of Executive’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment, restrictive covenant or other agreement or policy to which Executive is a party or otherwise bound, (ii) Executive is not subject to any obligation or restriction that would affect Executive’s ability to devote Executive’s full time and attention to Executive’s duties hereunder and (iii) Executive has not been debarred, or received notice of any action or threat with respect to debarment, under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335(a) or any similar legislation applicable in the U.S. or in any other country where the Company intends to develop its activities. 8. Assignment; Binding Effect. This Agreement and any and all rights, duties, obligations or interests hereunder shall not be assignable or delegable by Executive. This Agreement and all of the Company’s rights and obligations hereunder shall not be assignable by the Company, except as incident to a reorganization, merger, amalgamation or consolidation, or transfer of all or substantially all of the Company’s assets, or to an affiliate of the Company. This Agreement shall be binding upon, and inure to the benefit of, the Parties, any successors to or

7 #94951935v1 assigns of the Company and Executive’s heirs and the personal representatives of Executive’s estate. 9. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner, except by an instrument in writing signed by both Parties. The waiver by either Party of compliance with any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such Party of a provision of this Agreement. 10. Survival. To the extent contemplated by this Agreement, the respective rights and obligations of the Parties shall survive and continue in full force in accordance with their terms notwithstanding the termination of the Employment Period. 11. Notices. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each Party to each other Party; provided that all notices to the Company shall be directed to the attention of the General Counsel of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt. 12. Withholding. Any payments made or benefits provided to Executive under this Agreement shall be reduced by any applicable withholding taxes or other amounts required to be withheld by law or contract. The Company, in its sole and absolute discretion, shall make all determinations as to whether it is obligated to withhold any taxes hereunder and the amount hereof. 13. Section 409A and Section 457A. It is intended that the provisions of this Agreement comply with or are exempt from Section 409A and Section 457A of the Internal Revenue Code of 1986, as amended (the “Code”) (together with the regulations and other interpretive guidance issued thereunder, “Section 409A” and “Section 457A”, respectively), and all provisions of this Agreement will be construed and interpreted in a manner consistent with such intent. In no event shall the Company or any of its affiliates be liable for any additional tax, interest or penalty that may be imposed on Executive by Section 409A or Section 457A. For purposes of Section 409A, each right to a payment hereunder will be deemed a “separate payment” within the meaning of Treas. Reg. Section 1.409A-2(b)(iii). With respect to the timing of payments of any deferred compensation payable upon a termination of employment hereunder, references in this Agreement to “termination of employment” (and substantially similar phrases) mean “separation from service” within the meaning of Section 409A. For the avoidance of doubt, it is intended that any expense reimbursement made to Executive hereunder is exempt from Section 409A; however, if any expense reimbursement hereunder is determined to be deferred compensation within the meaning of Section 409A, then (i) the amount of the expense reimbursement during one taxable year will not affect the amount of the expense reimbursement during any other taxable year, (ii) the expense reimbursement will be made on or before the last day of the year following the year in which the expense was incurred, and (iii) the right to expense reimbursement hereunder will not be subject to liquidation or exchange for another benefit. To the extent that Executive is a “specified employee” within the meaning of Section 409A as of the date of Executive’s separation

8 #94951935v1 from service (as determined by the Company), no amounts payable under this Agreement that constitute “deferred compensation” within the meaning of Section 409A that are payable on account of Executive’s separation from service shall be paid to Executive until the expiration of the six (6)-month period measured from the date of such separation from service (or, if earlier, the date of Executive’s death following such separation from service). Upon the first business day following the expiration of such delay period, all such amounts deferred pursuant to the preceding sentence will be paid to Executive (without interest). 14. Section 280G. If Executive would be entitled to payments or benefits under this Agreement or under any other plan, program, agreement or arrangement that would constitute “parachute payments” as defined in Section 280G of the Code and could result in any such payment or benefit being subject to an excise tax under Section 4999 of the Code, the present value of Executive’s payments and benefits will be reduced by the minimum amount necessary such that the aggregate present value of such payments and benefits do not trigger the excise tax; provided, however, no such reductions shall be given effect if Executive would be entitled to greater payments and benefits on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income and employment taxes) than if such reductions were to be implemented. If payments or benefits are to be reduced, any such reduction in payments and/or benefits shall be made in accordance with Section 409A and shall occur in the manner that results in the greatest economic benefit to the Executive as determined by the Company’s independent accountants. All determinations in applying the foregoing provisions for purposes of the “golden parachute” rules under Sections 280G and 4999 of the Code will be made by the Company’s independent accountants and shall be final and binding on the parties. 15. Governing Law. This Agreement (together with any and all modifications, extensions and amendments) shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict or choice of law principles thereof. 16. Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. 17. Arbitration. If any legally actionable dispute arises under this Agreement or otherwise which cannot be resolved by mutual discussion between the Parties, then the Company and Executive each agree to resolve that dispute by binding arbitration pursuant to the terms and conditions of the Mutual Agreement to Arbitrate Claims (the “Arbitration Agreement”) between the Company and Executive, a copy of which is attached as Exhibit A hereto. The terms of the Arbitration Agreement are incorporated herein by reference and deemed to be a part of this Agreement. This Section 17 (and the Arbitration Agreement) shall survive the termination of the Employment Period.

9 #94951935v1 18. Waiver of Jury Trial. EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY. 19. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes and replaces all prior agreements, if any, understandings and arrangements, oral or written, between the Parties with respect to the subject matter hereof. 20. Captions and Headings. The descriptive captions and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. 21. Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. Signatures transmitted via facsimile or .pdf will be deemed the equivalent of originals. [Signature Page Follows]

A-1 #94951935v1 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written, to be effective as of the Effective Date. ARBUTUS BIOPHARMA, INC. By: /s/ David Hastings Name: David Hastings Title: Authorized Officer EXECUTIVE By: /s/ Lindsay Androski Lindsay Androski

B-1 #94951935v1 Exhibit A Mutual Agreement to Arbitrate Claims [Attached]